Exhibit 99.1

Marvel will host a webcast today for all investors at9:00 a.m. EST available at: www.Marvel.com/webcasts or www.earnings.com

MARVEL REPORTS Q4 EPS OF $0.35 AND 2007 EPS OF $1.70

- Board Authorizes New $100 Million Share Repurchase Program -

New York, New York – February 19, 2008 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for its fourth quarter and full year ended December 31, 2007.

Marvel Entertainment, Inc. Segment Net Sales and Operating Income (Unaudited) (in millions)
		Three Months Ended December 31,		Twelve Months Ended December 31,
		2007	2006	2007	2006
Licensing:	Net Sales	$ 58.5	$ 25.5	$ 272.7	$ 127.2
	Operating Income	33.1	15.2	196.1	77.6
Publishing:	Net Sales	30.3	28.6	125.7	108.5
	Operating Income	12.3	11.6	53.5	44.1
Toys:	Net Sales	20.5	31.1	87.4	116.1
	Operating Income	15.0	6.5	54.7	21.1
Film Production: Operating Loss		(3.1)	(2.2)	(7.5)	(7.5)
Corporate Overhead:		(5.7)	(4.7)	(22.4)	(22.7)
TOTAL NET SALES		$ 109.3	$ 85.2	$ 485.8	$ 351.8
TOTAL OPERATING INCOME		$ 51.6	$ 26.4	$ 274.4	$ 112.6

Marvel reported that net income for Q4 2007 rose to $27.6 million, or $0.35 per diluted share, compared to net income of $11.7 million, or $0.14 per diluted share, in Q4 2006.  The net income and EPS increases were largely attributable to the strength of the Company’s worldwide licensing operations and the benefit of higher operating margins in toys.  For the full year 2007, Marvel reported net income of $139.8 million, or $1.70 per diluted share, compared to net income of $58.7 million, or $0.67 per diluted share, in fiscal 2006.

Marvel’s Chairman, Morton Handel, commented, “Marvel’s Q4 and full year 2007 operating results reflected strong global demand for consumer products and entertainment based on our characters.  We look forward to building on our success with the launch of our self-produced feature film slate and the debut of our first two feature films – Iron Man and The Incredible Hulk – this summer.  Consumer excitement surrounding these projects is already significant and growing.  Our approach to feature film production is an important new business opportunity for our company.  The film slate will provide global exposure for our characters and the Marvel brand and drive growth across our businesses.”

Fourth Quarter Segment Review:

•
Licensing Segment net sales increased approximately 129% in Q4 2007 to $58.5 million compared to Q4 2006, primarily due to continued strength from Marvel’s Spider-Man merchandising joint venture (JV) with Sony as well as from royalty receipts related to the box office and home video/DVD performance of the Spider-Man 3 theatrical release.  Operating margins in the Licensing segment were 57% in Q4 2007, slightly below operating margins of 60% in Q4 2006.  Licensing segment operating income in Q4 2007 reflected a charge of $11.5 million associated with talent participations under the JV merchandising program related to Q4 2007 and prior periods.

Marvel Entertainment Q4 2007 Results, 2/19/08	page 2 of 8

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Domestic Consumer Products	$ 13.5	$ 12.0	$ 71.8	$ 65.1
International Consumer Products	8.9	10.2	41.8	42.4
Spider-Man L.P. (Domestic and International)	22.7	0.6	122.0	4.1
Studio Licensing	13.4	2.7	37.1	15.6
Total Licensing Segment	$ 58.5	$ 25.5	$ 272.7	$ 127.2

•
Marvel’s Publishing Segment net sales increased $1.7 million or 6% to $30.3 million in Q4 2007 principally due to continued strength in the Direct and Mass Market channels and the benefit of special event publishing such as World War Hulk and Stephen King’s Dark Tower series.  Operating income in the publishing segment also rose 6% on a year-over-year basis to $12.3 million in Q4 2007 with a comparable operating margin of approximately 41%.

•
Marvel’s Toy Segment net sales decreased to $20.5 million in Q4 2007 compared to $31.1 million in Q4 2006.  The decrease was due to the transition from toys produced and sold by Marvel in 2006 to toys licensed to and produced and sold by Hasbro, Marvel’s master toy licensee, in 2007.  Margins improved sharply in the Toy Segment in Q4 2007 to 73% from 21%, reflecting the significantly greater proportion of higher-margin license income recorded in 2007 as a result of that transition.  Q4 2006 revenues were largely comprised of wholesale sales, subject to a corresponding cost-of-revenues expense.  Toy Segment operating income more than doubled in Q4 2007 compared to Q4 2006, reflecting the benefit of higher margin license income from sales of toys related to the Spider-Man 3 feature film.

~~•~~
Marvel’s Film Production segment operating losses increased to $3.1 million for Q4 2007, compared to $2.2 million in Q4 2006, reflecting the expanded staffing of our studio operation.  Film Production Segment operating costs consist primarily of employee compensation and the expenses associated with a portion of the Marvel Studios office in California.

Balance Sheet And Share Repurchase Update:
As of December 31, 2007, Marvel had cash and investments of $72.0 million (including $20.8 million in restricted cash) with no outstanding borrowings under its $100 million line of credit with HSBC Bank.  Marvel did not purchase any of its common stock during the fourth quarter of 2007.  Subsequent to December 31, 2007, Marvel purchased approximately 414,000 shares of its common stock, at an average price of $24.01.  The Company also announced that its Board of Directors has increased its share repurchase authorization by $100 million, adding to the $28.2 million remaining under its May 2007 share repurchase authorization.  When this new authorization has been fully utilized, Marvel will have invested $1 billion in the repurchase of its common stock since the summer of 2004.  Marvel’s repurchase program now extends through March 1, 2010, and the Company’s CEO, Vice Chairman and largest stockholder, Isaac Perlmutter, has agreed to not sell any of his Marvel shares while the repurchase program is in effect.

Marvel Entertainment Q4 2007 Results, 2/19/08	page 3 of 8

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Feature Film Projects Being Developed by Marvel – partial list
Film/Character	Studio	Status
Iron Man	Marvel	Scheduled for May 2, 2008 release
The Incredible Hulk	Marvel	Scheduled for June 13, 2008 release
Ant-Man	Marvel	Writer/director engaged
Captain America	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers	Marvel	Writer engaged
Licensed Marvel Character Feature Film Line-Up
Film/Character	Studio/Distributor	Status
Punisher: War Zone	Lionsgate	Completed principal photography; scheduled for September 12, 2008 release (1)
X-Men Origins: Wolverine	Fox	Director engaged; scheduled for May 1, 2009 release
Marvel Character Animated TV Projects
Character	Studio	Status
Fantastic Four: World’s Greatest Heroes	Moonscoop SAS (France)	26, 30-minute episodes airing internationally.
Spectacular Spider-Man	Sony	In development; US distribution agreement with Kids’ WB; scheduled for Spring 2008 release.
Wolverine and the X-Men	First Serve Toonz (India)	26, 30-minute episodes in development; scheduled for Spring 2009 release. (1)
Iron Man: The Animated Series	Method Films (France)	26, 30-minute episodes in development; scheduled for Spring 2008 release. (1)
Hulk: The Animated Series	TBD	In development; scheduled for Spring 2009 release. (1)
Super Hero Squad	TBD	In development; scheduled for Spring 2009 release. (1)
Marvel Character Animated Direct-to-DVD Projects
Title	Partner	Status
Next Avengers: Heroes of Tomorrow	Lionsgate	Scheduled for August 2008 release. (1)
Hulk Vs.	Lionsgate	Scheduled for January 2009 release. (1)
Thor: Son of Asgard	Lionsgate	Scheduled for September 2009 release. (1)
Planet Hulk	Lionsgate	Scheduled for February 2010 release. (1)
Marvel Character Live Stage Projects
Project	Producers	Status
Spider-Man, the Musical	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development/opening date to be determined; Julie Taymor director; music & lyrics by U2’s Bono and The Edge
Marvel 2007 – 2008 Video Game Releases (Release dates controlled by Publishing partner)
Publisher	Title	Status
Sega	Iron Man	Scheduled for release Friday, May 2, 2008.
Sega	The Incredible Hulk	Scheduled for release Tuesday, June 3, 2008.

(1)	Represents a change from the previously supplied schedule

Marvel Entertainment Q4 2007 Results, 2/19/08	page 4 of 8

Financial Guidance:
As announced last November, Marvel’s 2008 financial guidance does not include revenues or expenses related to the box office, home video/DVD, TV or media sales performance of its self-produced Iron Man and The Incredible Hulk films.  Marvel’s 2008 financial guidance does reflect the overhead costs related to its film production business, and the interest and fees related to the origination of Marvel’s $525 million film slate facility, as well as the anticipated results of the Company’s licensing, publishing and toy operations (including Iron Man and Hulk movie toys and merchandising).

During the first quarter of 2008, Marvel has received licensee settlement payments of approximately $20 million.  Previous 2008 guidance had included anticipated revenues from these licensees, which partially offsets the effect of these settlements on guidance.  For that reason, and because of uncertainty caused by deteriorating macroeconomic conditions since initiating 2008 guidance, Marvel has elected to maintain its 2008 financial guidance at this time.

Marvel Entertainment, Inc. Financial Guidance
(in millions, except per-share amounts)	2008 Guidance (1) (2)	2007 Actual
Net sales	$360 - $400	$486
Net income	$100 - $118	$140
Diluted EPS	$1.30 - $1.50	$1.70
(1)
Marvel’s financial guidance for 2008 does not reflect revenues or expenses related to the box office, home video/DVD, TV or media sales performance from the Company’s self-produced films, Iron Man and The Incredible Hulk, slated for release mid-2008.

(2)	Unchanged from guidance provided on November 5, 2007.

Primary Assumptions/Drivers for Full Year 2008 Financial Guidance:
•
Marvel’s Licensing segment is expected to contribute net sales of approximately $190M - $215M in 2008 and to generate an operating margin of approximately 65% - 68%.  Marvel expects full year-2008 Licensing segment net sales will have the following approximate mix:

-	45% from Domestic Consumer Products
-	30% from International Consumer Products
-	15% from Spider-Man L.P.
-	10% from Marvel Studios (excludes revenues related to Marvel’s self-produced feature films)
•	Marvel’s Publishing segment is expected to contribute net sales of approximately $130M – 135M in 2008 and to generate an operating margin of approximately 41% - 43%.
•	Marvel’s Toy segment is expected to contribute net sales of approximately $40M – 50M in 2008 and to generate an operating margin of approximately 80% - 85%.
•	Marvel anticipates an effective tax rate of 39% in 2008.
•	Marvel’s guidance is based on 78.5 million diluted shares for 2008 and does not reflect any future share repurchase activity.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting the Company’s financial results.  These factors could have a material impact on year-over-year annual and sequential quarterly results comparisons as well as on Marvel’s ability to achieve its financial guidance.

About Marvel Entertainment, Inc.
With a library of over 5,000 high-profile characters built over more than sixty years of comic book publishing, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios), publishing (via Marvel Comics) and toys, with emphasis on feature films, home DVD, consumer products, video games, action figures and role-playing toys, television and promotions.  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world.  For more information visit www.marvel.com.

Marvel Entertainment Q4 2007 Results, 2/19/08	page 5 of 8

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy business in a single licensee.

In addition, in connection with Marvel Studios’ film production operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (v) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q4 2007 Results, 2/19/08	page 6 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(in thousands, except per share data)

Net sales	$109,288	$85,216	$485,807	$351,798
Costs and expenses:
Costs of revenue (excluding depreciation expense)	14,022	27,147	60,933	103,584
Selling, general and administrative	42,488	26,888	147,118	123,130
Depreciation and amortization	1,301	5,089	5,970	14,322
Total costs and expenses	57,811	59,124	214,021	241,036
Other income, net	150	274	2,643	1,798
Operating income	51,627	26,366	274,429	112,560
Interest expense	3,934	3,631	13,756	15,225
Interest income	580	232	2,559	1,465
Income before income taxes and minority interest	48,273	22,967	263,232	98,800
Income tax expense	(19,318)	(11,116)	(98,908)	(39,071)
Minority interest in consolidated joint venture	(1,329)	(153)	(24,501)	(1,025)
Net income	$27,626	$11,698	$139,823	$58,704

Basic and diluted net income per share:
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	76,292	81,496	79,751	82,161
Effect of dilutive stock options, warrants and restricted stock	2,153	3,624	2,716	5,069
Weighted average shares for diluted earnings per share	78,445	85,120	82,467	87,230
Net income per share:
Basic	$0.36	$0.14	$1.75	$0.71

Diluted	$0.35	$0.14	$1.70	$0.67

Marvel Entertainment Q4 2007 Results, 2/19/08	page 7 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
	2007	2006
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$30,153	$31,945
Restricted cash	20,836	8,527
Short-term investments	21,016	–
Accounts receivable, net	28,679	59,392
Inventories, net	10,647	10,224
Income tax receivable	10,882	45,569
Deferred income taxes, net	21,256	22,564
Advances to joint venture partner	–	8,535
Prepaid expenses and other current assets	4,245	7,231
Total current assets	147,714	193,987

Fixed assets, net	2,612	4,444
Product and package design costs, net	–	1,497
Film production costs	264,817	15,055
Goodwill	346,152	341,708
Accounts receivable, non–current portion	1,300	12,879
Income tax receivable, non–current portion	4,998	–
Deferred income taxes, net	37,116	36,406
Deferred financing costs	11,400	15,771
Other assets	1,249	2,118
Total assets	$817,358	$623,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,054	$5,112
Accrued royalties	84,694	68,467
Accrued expenses and other current liabilities	37,012	38,895
Deferred revenue	88,617	140,072
Film facilities	42,264	–
Minority interest to be distributed	556	–
Total current liabilities	256,197	252,546
Accrued royalties, non-current portion	10,273	12,860
Deferred revenue, non-current portion	58,166	35,667
Line of credit	–	17,000
Film facilities, non-current portion	246,862	33,200
Income tax payable, non-current portion	54,066	10,999
Other liabilities	10,291	6,702
Total liabilities	635,855	368,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 133,179,310 issued and 77,624,842 outstanding in 2007 and 128,420,848 issued and 81,326,627 outstanding in 2006	1,333	1,284
Additional paid-in capital	728,815	710,460
Retained earnings	349,590	228,466
Accumulated other comprehensive loss	(3,395)	(2,433)
Total stockholders’ equity before treasury stock	1,076,343	937,777
Treasury stock, at cost, 55,554,468 shares in 2007 and 47,094,221 shares in 2006	(894,840)	(682,886)
Total stockholders’ equity	181,503	254,891

Total liabilities and stockholders’ equity	$817,358	$623,865

Marvel Entertainment Q4 2007 Results, 2/19/08	page 8 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

	Years Ended December 31,
	2007	2006
	(in thousands)

Net income	$139,823	$58,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,970	14,322
Amortization of deferred financing charges	4,980	4,980
Unrealized (gain) loss on interest rate cap and foreign currency forward contracts	915	1,504
Non-cash charge for stock based compensation	7,926	11,040
Tax benefit of stock options exercised	(2,454)	(45,569)
Gain on sales of equipment	–	(133)
Impairment of long term assets	1,301	962
Deferred income taxes	1,161	(300)
Minority interest of joint venture (net of distributions of $14,751 in 2007 and $6,071 in 2006)	9,750	(5,046)
Changes in operating assets and liabilities:
Accounts receivable	42,292	7,127
Income tax receivable	30,963	–
Inventories	(423)	(1,047)
Prepaid expenses and other current assets	2,986	(2,446)
Film production costs	(251,045)	(15,055)
Other assets	(46)	172
Deferred revenue	(28,956)	140,087
Income taxes payable	17,820	(1,296)
Accounts payable, accrued expenses and other current liabilities	10,431	(9,831)
Net cash provided by operating activities	(6,606)	158,175

Cash flow provided by investing activities:
Payment of administrative claims and unsecured claims, net	–	–
Purchases of fixed assets	(2,169)	(10,034)
Expenditures for product and package design	(490)	(6,252)
Proceeds from sales of equipment	–	1,876
Sales of short–term investments	333,380	80,671
Purchases of short–term investments	(354,396)	(65,532)
Change in restricted cash	(12,309)	(144)
Net cash (used in) provided by investing activities	(35,984)	585

Cash flow used in financing activities:
Borrowings from film facilities	255,926	7,400
Borrowings from line of credit	2,000	169,200
Repayments of line of credit	(19,000)	(152,200)
Deferred financing costs	(609)	–
Purchase of treasury stock	(211,954)	(287,350)
Exercise of stock options	12,060	46,882
Excess tax benefit from stock-based compensation	2,454	64,802
Net cash used in financing activities	40,877	(151,266)

Effect of exchange rates on cash	(79)	224
Net (decrease) increase in cash and cash equivalents	(1,792)	7,718
Cash and cash equivalents, at beginning of year	31,945	24,227
Cash and cash equivalents, at end of year	$30,153	$31,945

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